SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2008

Blue Earth Solutions, Inc.
(Exact name of registrant as specified in its charter)

NV	333-140438	26-2332192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13511 Granville Ave , Clermont, FL	34711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  352-729-0150

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Effective September 29, 2008, the Registrant converted the entirety of its issued and outstanding Series B Preferred Stock, consisting of 80,500 shares, into 1,449,000 shares of its restricted common stock and warrants to purchase an additional 483,000 shares of its common stock exercisable on or before December 31, 2020, at a strike price of $1.33 per share.  A specimen of the warrant issued is attached hereto at Exhibit 99.2.  The Registrant converted the Series B Preferred Stock pursuant to section 5.a.ii of the Certificate of Designation for the Series B Preferred Stock by giving thirty days advance written notice to all holders thereof.

Further, on October 1, 2008, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
99.1	Specimen of Warrant issued in connection with the conversion by the Registrant of all issued and outstanding shares of Series B Preferred Stock effective September 29, 2008;
99.2	Press release issued October 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Earth Solutions, Inc.

/s/ Patricia Cohen
Patricia Cohen
Chief Executive Officer and Director
Date:  October 1, 2008